As filed with the Securities and Exchange Commission on

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	2050	82-3707673
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Inc. Plan (USA)

Trolley Square, Suite 20c

Wilmington, De 19806

(800) 462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to

Lee Cassidy, Esq.

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 949-673-4525 (fax)

4042 Austin Boulevard, Suite B

Island Park, New York 11558

800-550-5996

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filed	[ ]
Non-accelerated filed	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine

.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered (1)	Registered (2)	Per Share (3)	Offering Price	Fee (3)
Common Stock	2,500,000 shares	$2.00	$5,000,000	$606

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Paid by electronic transfer.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2018

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

2,500,000 shares of common stock offered at $2.00 per share

This prospectus relates to the offer and sale of 2,500,000 shares of common stock of Global Diversified Marketing Group, Inc. (the “Company”), $.0001 par value per share for a total offering price of $5,000,000. No public market currently exists for the Company’s common stock.

The maximum number of Shares that can be sold by the Company pursuant to the terms of this offering is (in aggregate) 2,500,000. Any and all funds received by the Company for sales of Shares at any time in the offering will be immediately available to the Company and there will be no refunds to investors from the Company for sales of Shares nor will any escrow account to hold such investment funds be established by the Company. There is no fixed amount that must be reached or number of Shares that must be sold before any closing or use by the Company of funds received from sale of the Shares.

The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been determined by the Company based on its past operations and estimated projections but does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

The Company does not have any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Price to Public	Selling Commissions (1)	Proceeds to Company
Per Share	$2.00	$0	$2.00
Total Offering	$5,000,000	$0	$5,000,000

(1) The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “The Company: Jumpstart Our Business Startups Act” contained herein.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 4.

4042 Austin Boulevard, Suite B

Island Park, New York 11558

800-550-5996

Prospectus dated __________________, 2018

Prospectus Summary	–3–
Risk Factors	–4–
Forward-Looking Statement	–8–
Use of Proceeds	–8–
Determination of Offering Price	–8–
Dividend Policy	–9–
Dilution	–9–
Plan of Distribution	–9–
The Business and Business Plan	–9–
Plan of Operation	–13–
The Company	–13–
Management’s Discussion and Analysis of Financial Condition and Results of Operations	–17–
Management	–18–
Advisors	–20–
Executive Compensation	–21–
Security Ownership of Certain Beneficial Owners and Management	–22–
Certain Relationships and Related Transactions	–22–
Description of Securities	–22–
Shares Eligible for Future Sales	–24–
Legal Matters	–24–
Experts	–25–
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	–25–
Financial Statements	F-1

Part II	–26–
Exhibits	–27–
Signatures	–29–

An investor should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide different or additional information. This prospectus is not an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Global Diversified Marketing Group, Inc. is a food and snack manufacturer, marketer and distributor through its subsidiary Global Diversified Holdings, Inc in the United States, Canada, and Europe. The Company operates through snacks segments offering Italian Wafers, French Madeleines, Wafer Pralines, Mini Honey Wafers, Puffs Bites, Coconut Rolls and other wholesome snacks. The Company sells its products direct and through various distribution channels comprising grocery retailers and food-service distributors, as well as the vending, pantry and micro market segment.

History

Global Diversified Marketing Group, Inc., formerly known as Dense Forest Acquisition Corporation (“Global” or the “Company”), was incorporated in Delaware on December 1, 2017. The Company filed a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) on January 19, 2018 registering its common stock by which it became a public reporting company sixty days thereafter.

Dense Forest Acquisition Corporation filed a Form 8-K noticing the filing with the State of Delaware of an amendment to its Certificate of Incorporation to change its name to Global Diversified Marketing Group, Inc. as part of a change in control of the Company. On June 13, 2018 the Company effected a change in control with the resignation of the then officers and directors, contribution back to the Company of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and the appointment of new officers and directors. On June 14, 2018 new management of the Company issued 12,500,000 shares of its common stock to Paul Adler, the then president of the Company.

On November 26, 2018 the Company effected the acquisition of Global Diversified Holdings, Inc., a private New York snack and gourmet food company, (“GDHI”) by the Company with the issuance of shares of the Company’s common stock in exchange for the outstanding shares of common stock of GDHI. GDHI became a wholly-owned operating subsidiary of the Company (the “Acquisition”).

Prior to the Acquisition, the Company had no business and no operations. Pursuant to the Acquisition, the Company acquired the operations and business plan of GDHI. The discussion hereinafter of the business and operations of the Company refer to the Company subsequent to the Acquisition of GDHI and all such discussions primarily report the operations of its now subsidiary unless otherwise so indicated.

Business

The Company (through its subsidiary GDHI) is a successfully operating snack and gourmet food company. The Company travels the world and attends global food trade shows to look for unique products and snacks. When it locates exciting and suitable products, the Company will enter into a non-exclusive manufacturing contract with a factory to produce the product under the Company’s own trademarked brands for sale in the United States and global markets. Currently, the Company maintains five trademarked brands; each of which trademarked brands covers numerous variety of products (known as “SKU’s”) offered under that brand name. The Company has a direct distribution relationship with several Fortune 500 companies including club and retail chain stores. The Company also sells and distributes to vending machine channels as well as food service distributors.

The Company sells its products throughout the United States and global markets to buyers which typically represent recognized large retail chain stores. The products are then distributed by the chains to their local outlets. The Company locates and develops snacks and gourmet foods to brand under its trademarks based on feedback and demand. The Company works closely with buyers to determine what products to locate and produce and to supply to the buyers.

The Company intends to continue to develop additional gourmet foods and snack products under its own trademarked brands expanding the Company’s offering portfolio. Management believes that the acquisition of small brands that have regional success and adding these to the Company’s national distribution can immediately generate additional revenue streams for the Company.

Risks and Uncertainties facing the Company

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute its business plan and to locate and market new unusual food products. The Company has established relationships with buyers representing large chain retailers who also serve as distributors of the Company’s products. The Company intends to develop new and original snack and gourmet food products to present to its retail chain accounts. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it would be difficult to locate and produce new products to offer to these retail chain buyers.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC QB or QX as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTCQB or QX.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 2,500,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

Common stock outstanding before the offering	13,370,200	(1)

Common stock for sale	2,500,000

Common stock outstanding after the offering	15,870,200

Offering Price per share	$2.00

Proceeds to the Company if all Shares sold	$5,000,000

(1) Based on number of shares outstanding as of the date of this prospectus.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

The Company depends on its President to manage its business effectively and loss of the President could significantly impair the Company’s results.

The Company’s (through it subsidiary) has a developed track record of bringing successful new products to the retail chain buyers for the placement and sale of the Company’s products. This track record has been developed by the President of the Company, Paul Adler, and his ability to locate and produce unique and quality snack and gourmet foods attractive to the buyer market. The loss of Mr. Adler as the Company’s President or in active management of the Company could have a significant negative impact of the operations of the Company. Such a loss could impact the production of current product, the relationship with the retail chain stores and development of future products.

The Company’s founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Paul Adler, the founder and President of the Company, is currently the beneficial owner of approximately 93% of the Company’s outstanding common stock, and assuming sale of all the Shares, will own 78.7% of the Company’s then outstanding common stock upon closing of the offering. As such, he will be able to exert significant influence and potential control over matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions.

The gourmet and snack food markets are dominated by several large strong food producers.

A challenge facing potential new or expanding entrants in the market is the dominance of leading snack food producers, particularly industry leader PepsiCo. Large producers experience a high degree of brand and consumer loyalty and possess sufficient capital to invest in extensive advertising and promotions to obtain a greater market share. Furthermore, companies such as PepsiCo benefit from higher profit margins when compared with small- to medium-sized operators, enabling them to lower their product prices to engage in price-based competition with competitors. Multinational producers also experience lower per-unit costs due to economies of scale and scope. Although these factors do not prevent a prospect from entering the industry, they may hamper the success of new entrants.

In addition, many industry players have established relationships with downstream retailers, which may be difficult for new entrants to secure. Typically, supermarkets give companies with established brands the most optimal shelf space. Moreover, larger producers have established relationships with upstream suppliers, an advantage that new entrants may find difficult to replicate.

The Company has four major customers that account for 99% of its sales

The Company has four major customers each accounting for approximately one quarter of the Company’s sales (31%, 27%, 21% and 20%). A loss of any one of these customers would seriously impact the overall revenues received by the Company. Although the Company believes that it could locate replacement customers, the initial loss of such revenues could hamper on going production and distribution of the Company.

No assurance of commercial success of any additional products.

The Company intends to seek and produce new products to add to its trademarked brands and to offer its buyers. The Company may spend a large portion of its revenues in locating and producing such products and the possible inability to market such products to the retail chain buyers, or the failure of such products to sell successfully once marketed could significantly impact the operations of the Company and impact its future ability to market other new products.

Possible dilution in the value of Shares purchased by investors in this Offering.

In the future, following the completion of this Offering, the Company may desire to raise additional capital for further expansion. Any such raise of capital may encompass an offering of the Company’s shares of common stock. If the Company does effect an equity offering of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their Shares.

In addition, if the price paid by present shareholders is less than the price paid by early investors or shareholders, then upon purchase of the Shares, current investors will experience a dilution in the value of their Shares. Furthermore the issuance of such additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale.

The offering price of the Shares has been determined by the Company based on its past operations and estimated projections and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been determined by the Company based on its estimated projections and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of the Shares.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC QX or QB when appropriate. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. To date no shares of preferred stock have been designated nor issued.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The following table lists the anticipated use of proceeds from the sale of the Shares assuming sale of all the Shares or a lesser amount thereof.

The Company is offering the Shares on a best efforts basis such that the funds received from an investment in this offering will be available to the Company immediately for use. Funds will not be placed in an escrow account and there is no minimum investment amount that needs to be reached before the funds are available for use by the Company. Estimated use of proceeds:

	If 2,500,000	If 1,250,000	If 500,000
	Shares sold	Shares sold	Shares sold
Proceeds:	$(5,000,000)	$(2,500,000)	$(1,000,000)

Direct Expenses	$102,000	$51,000	$20,400
Purchase of Long-term assets	20,000	10,000	4,000
Purchase of Inventory	956,750	478,375	191,350
Working Capital
Distribution	975,000	487,500	195,000
Shipping	63,700	31,850	12,740
Office rent	19,600	19,600	19,600
Public relations & marketing	140,000	90,000	60,000
Acquisition reserves	1,630,000	1,011,675	368,910
Remaining working capital	640,000	320,000	128,000
Remaining capital reserves	452,950	-	-

Direct expenses includes website upgrades, marketing materials including product samples, trademark applications, and outdoor marketing materials; long-term assets includes computer, accessories and office equipment.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been determined by the Company using its past operations and estimation of projected business and returns for the Company. The projections are the best estimation of management and there is no assurance that any such results will be reached. The share price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

DILUTION

Purchasers of the Shares may experience immediate dilution in the value of their shares of common stock. The shares issued prior to the offering herein have been issued for a value less than share price offered herein. Therefore immediately after purchase of Shares in this Offering, the value of those Shares will be reduced. In addition, if the Company should sell shares in the future at a price less than the per share price offered herein, then the value of the Shares purchased will be further reduced.

Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the Offering.. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

PLAN OF DISTRIBUTION

General

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company intends to attempt to locate an underwriter or broker-dealer or selling agent to sell the Shares.

Shares may be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of the Shares. The executive officer of the Company will be offering the Shares for sale without commission or payment. The offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

There is no minimum of any Shares that must be sold by the Company before the offering can be closed or the funds can be utilized. The Company, at its sole discretion, may have additional closings thereafter from time to time during the offering period.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers offering the Shares is considered to be a broker of such securities as (I) no officer is subject to any statutory disqualification, (ii) no officer is nor will be compensated by commissions for sales of the securities, (iii) no officer is associated with a broker or dealer, (iv) all officers are primarily employed on behalf of the Company in substantial duties and (v) no officer participates in offering and selling securities more than once every 12 months.

THE BUSINESS AND BUSINESS PLAN

Current Business Operations

The Company’s subsidiary, Global Diversified Holdings, Inc. (“GDHI”) is a successful snack and gourmet food company. Hereinafter the term the “Company” refers to the Global Diversified Marketing Group, Inc. and its wholly owned subsidiary GDHI.

The Company travels the world and attends global food trade shows to look for unique products and snacks after which the Company will source these products and produces them under its own trademarked brands for sale in the United States and global markets. When it locates exciting and suitable products, the Company will enter into a non-exclusive manufacturing contract with a factory to produce the product under the Company’s own trademarked brands for sale in the United States and global markets. The objective of the Company is to be a major manufacturer, marketer, and distributor of unique foods and gourmet snacks.

Currently, the Company maintains five trademarked brands; each of which trademarked brands covers a numerous variety of products (known as “SKU’s”) offered under that brand name. The Company has a direct distribution relationship with several Fortune 500 companies, club stores and retail chain stores. The Company also sells and distributes to vending machine channels as well as food service distributors.

Retail Outlets

The Company sells its products throughout the United States and global markets to buyers which typically represent recognized large retail chain stores. The products are then distributed by the chains to their local outlets. The Company locates and develops snacks and gourmet foods to brand under its trademarks based on feedback and demand. The Company works closely with buyers to determine what products to locate and produce and to supply to the buyers.

The Company intends to continue to develop additional gourmet foods and snack products under its own trademarked brands expanding the Company’s offering portfolio. Management believes that the acquisition of small regional brands that have success in the regional markets and adding these to the Company’s national distribution can immediately generate additional revenue streams for the Company.

The products are chosen based on the trend of consumer interests as garnered by the Company as well as certain requests from the buyers as to what they are looking for to add to their product offerings. If the product sales are not within the projected targets, then the Company will discontinue that product. To date, the Company has not discontinued a product for failure to meet its projected targets.

Although the Company does not have long-term contracts with any of retail chains, it has been supplying its current chain retail stores for several years. In the food industry, there are no on-going contracts. A buyer will place a Purchase Order with the Company and the Company will deliver on it. If the product does well, the buyer typically will continue to reorder the product. Typical payment schedule for the Company’s products are net 30 day terms.

Vending Operations

In addition to placing its products with large retail chains, the Company places its products in vending machines throughout the United States. These vending machines are located in malls, service stations and schools. The Company works with vending companies that have, in the aggregate, more than 100,000 machines nationwide. The Company supplies vending companies with product. The Company works directly with some vending companies and with others through its food service distributors. The broker pre-sells the products and the distributor services the accounts. When the distributor services the accounts, the distributor buys product directly from the Company and pays on a net 10 day term.

Products and Trademarked Brands

The Company currently has five trademark brands. Each brand encompasses numerous SKUs which are brought to market from time to time. The Company produces its products primarily on an “on request” basis from its retail chain buyers for sale through such chains.

The Company’s trademark brands are listed on the left below with sample products for several of the trademarked brands itemized:

Puff Bites	Sweet Puffs
Choco Puffs

BonBons de Paris	Plain French Madeleines
Marble French Madeleines

CoCo Bliss	Coconut Rolls
Coconut Wafer Bites

Biscottelli	250g Wafers
Mini Wafer
Chocolate Filled Croissant
150g Honey Wafer

Fruttata	Jams (in development)

Retail Chain Buyers

The primary distribution of the Company’s products are through several major retail chains. The Company works with the buyers who place orders for the Company’s products. The retail chain represented by these buyers will then distribute the product to its retail outlets.

Marketing

The Company’s products appeal to a wide range of consumers, including most all age brackets. The young snackers, classified as those being between the ages of 18-34, tend to consume more snacks then average adult but the gourmet foods reach the broader adult market. The senior market tends to reduce snacks and gourmet foods.

The Company anticipates that its marketing strategy will use the internet and social media, having viral marketing contents via Facebook, Instagram, and Twitter. The Company’s distribution channels consist of retailers, distributors, online e-commerce and vending companies. The Company’s marketing strategy is primarily targeted to the vendors and retail chain stores. The Company intends to utilize social media to create direct consumer interest in its products.

The Company anticipates utilizing the following opportunities to further their marketing program and to obtain information to adjust and modify, as needed, the marketing program.:

Networking . Networking is a low-cost but often effective means for the Company to generate partnerships and growth while bolstering personal commitments to the Company. Management will join wholesalers’ associations to network with other food manufacturers and distributors.

Trade Shows. The Company plans to attend trade shows and exhibitions related to the food manufacturing industry, such as SIAL, PLMA Amsterdam, Thaifex, Fancy Food, CIBUS, ISM and ANUGA among others. Through attendance at conventions and trade shows, management remains knowledgeable and informed about advancements, trends and issues of concern in the market.

Direct Sales. The Company plans to employ a dedicated sales team to enact precise sales and promotional efforts.

Social Media and Food Blogging. The Company will manage its brand on social media sites, such as Facebook, Instagram, and Twitter. Twitter has proven an effective platform to conduct customer satisfaction surveys as well as solicit customer feedback on food products.

The rise in popularity of the food blogging community has given consumers a massive platform on which to share their opinion and make their voices heard. This has led to a rise in consumer concerns about food, with increasing emphasis being placed on healthy eating and organic produce. The Company will use food blogging websites to promote its products and highlight benefits that appeal to a new generation of socially-aware consumers.

Website. A well-optimized website has been constructed, with proper site structure, page layout, and clear and easy navigation, along with targeted keywords embedded throughout the site to ensure prominent search engine placement and saturation. The Company’s website www.360worldsnacks.com is an important marketing asset.

Product Activations

The Company will set up blind taste test at neutral locations, in stores, malls and snack shops to let consumers sample products and to determine consumer preferences, and most importantly, find out the basis for those preferences. Is it the taste, the packaging, or Company image? This will also serve as an opportunity for the Company to highlight its products directly to the consumer.

The Market

According to the market research firm IBISWorld, the Snack Food Production Industry has seen an average annual growth rate of 3.1% over the last five years, with industry revenue approximately $41.6 billion in 2018. In 2018, imports are 2.3% of domestic demand for snacks. The industry is projected to see an average annual growth rate of 4% over the next five years, placing industry revenue at approximately $50.6 billion in 2023.

The Company believes that these trends bode well it and similar companies as the appetite for exotic and ethnic flavors show a long-term potential. The Company is in a position to capitalize on such current market opportunities by utilizing its current distribution network and a pull sales strategy, with direct input from the buyer chains. The Company has been able to maintain strong profit margins because with its continual work with the buyers, it brings products to the market that the buyers are already seeking. This pull sales strategy leads to a good success rate in end consumer adoption, which leads to lower expenses and higher than average profit margins.

Competition

The snack food industry in the United States is very competitive, particularly in the savory and salty snack segment. Snacks are satisfying consumer cravings around the world with the snacking business growing to US$3.4 billion globally in 2017. In the United States, a study conducted by the Packaging Strategies reported that snacks account for 51% of all food sales, and 92% of adults in the US have snacked within the last 24 hours.

The snack industry has experienced an increase demand for “healthy” snacks. In the United States, companies are finding success in the “snackable” fruit and vegetable category, such as grapes or baby carrots. These portable-produce items are then repackaged into individual serving such as dried fruit and nut snack packs, small fresh smoothies and fruit cups. Consumers has shown a very positive response to this snacking sub-category making it a billion dollar industry with an compounded annual growth rate of 10% between 2012 and 2016.

A challenge facing entrants is snack and gourmet food market is the dominance of leading snack food producers, particularly the industry leader PepsiCo. Large producers experience a high degree of brand and consumer loyalty and possess sufficient capital to invest in extensive advertising and promotions to obtain a greater market share. Furthermore, companies such as PepsiCo benefit from higher profit margins when compared with small- to medium-sized operators, enabling them to lower their product prices and to engage in price-based competition with competitors. Multinational producers also experience lower per-unit costs due to economies of scale and scope.

Leading Snack and Gourmet Food Industry Companies

In addition to its already huge product base, PepsiCo announced that it has entered into an agreement to acquire Bare Foods Co., maker of baked fruit and vegetable snacks directed to the healthy eating snack food segment. Bare Snacks, which began by selling packaged baked apple chips, has expanded to banana and coconut snacks, as well as into vegetable chips, which are baked, rather than fried. The brand’s products are Non-GMO verified and are sold online and in natural and conventional retail channels across the country.

Snyder’s-Lance Inc. was created in 2010 from the merger of Snyder’s of Hanover and Lance and is a leading national snack food manufacturer having a market share of 5.9% in the United States. As of 2015, Snyder’s-Lance became a major player in the snack food production industry with the acquisition of Diamond Foods Inc. The company experienced robust growth over the past five years due to its strong acquisitions. Just prior to the period, in fall 2012, the company acquired Snack Factory, known for its pretzel-crisp products.

In addition to its ongoing strong presence in the industry, Post Holdings acquired the branded and private label cereals and snacks lines from Hearthside Foods for $158 million in June of 2013 from Wind Point Partners. A few months earlier, Post had also acquired Attune Foods, adding to their share of the natural breakfast food market. Founded in 2009, Hearthside Foods is based in Downers Grove, Illinois and produces organic and natural cereal, granola, and snacks such as bars and cookies. In fact, they describe themselves as America’s largest producer of grain-based bars. While Hearthside Foods has a huge contract manufacturing business, Post Holdings acquired the branded and private label lines (such as Golden Temple, Peace Cereal, Sweet Home Farm) that Hearthside Foods owned — a strategic move on Hearthside’s part so that they can focus on contract manufacturing customers.

Hillshire Brands acquired Van’s Natural Foods for $165 million in May of 2014 from Catterton Partners. Founded in 1988, Van’s Natural Foods is based in Peoria, Illinois and produces gluten-free breakfast foods. The acquisition gave Hillshire’s a significant entry into the natural foods category, adding a diverse line of natural breakfast foods and grain-based snacks to Hillshire’s frozen breakfast offerings, which include the Jimmy Dean’s brand.

PLAN OF OPERATION

The Company anticipates that it will primarily target teens and adults up to age 65. The primary target market is “Young Snackers” that are 18-34 years old and tend to eat more snacks than other age groups. The trend of snacks between meals is especially strong with millennial and younger Americans. A quarter of American millennials, age 23 to 40, report eating four or more times a day, compared to just 10% of Gen X and 9% of Baby Boomers. The Company believes that the senior age bracket (over 65) is not a strong snack market.

The Company intends to direct its marketing efforts through the mediums described above including networking, trade shows, direct sales and social media. The Company intends to try to continue to locate new and unique products to present to buyers, as well as to expand its group of regular buyers. The Company also intends to expand its vending segment to increase the number of vendor operators and thereby the number of machines offering the Company’s products.

The Company intends to strive to meet the following goals as it expands and grows:

Become a strong presence in the food and snacks industry;

Continue with a strong product distribution model;

Remain innovative in product offerings;

Remain attuned to the marketplace and integrate products into the business mix that meet the needs of the targeted market;

Enhance customer relationship and loyalty;

The Company believes that the keys to its successful operations are:

Produce brands that consumers consider to be of superior quality;

Ability to adapt to change in consumer preferences;

Employ economies of scale and scope by producing products on a large scale;

Develop and emphasis product differentiation from other similar market products;

Continue effective quality control.

THE COMPANY

Background

Global Diversified Marketing Group, Inc., formerly known as Dense Forest Acquisition Corporation (“Global” or the “Company”), was incorporated in Delaware on December 1, 2017. The Company filed a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) on January 19, 2018 registering its common stock by which it became a public reporting company sixty days thereafter.

Dense Forest Acquisition Corporation filed a Form 8-K noticing the filing with the State of Delaware of an amendment to its Certificate of Incorporation to change its name to Global Diversified Marketing Group, Inc. as part of the change in control of the Company effected on June 13, 2018, with the resignation of the then officers and directors, contribution to the Company of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and the appointment of new officers and directors. On June 14, 2018 new management of the Company issued 12,500,000 shares of its common stock to Paul Adler, the Company’s current sole officer and director.

with Global Diversified Holdings, Inc.

On November 26, 2018 the Company effected the acquisition of Global Diversified Holdings, Inc., a private New York company owned by the Company’s president (“GDHI”), by the Company with the issuance of 200 shares of the Company’s common stock in exchange for all the outstanding shares of common stock of GDHI (the “Acquisition”). GDHI became a wholly-owned subsidiary of the Company.

Prior to the Acquisition, the Company had no business and no operations. Pursuant to the Acquisition, the Company acquired the operations and business plan of its subsidiary.

Employees

The Company has only one executive officers and one staff employee.

Subsidiaries

The wholly-owned subsidiary, Global Diversified Holdings, Inc., is the Company’s only subsidiary.

Property

The Company has its office headquarters at 4042 Austin Boulevard, Suite B, Island Park, New York 11558. The Company entered into a 60-month lease in October, 2016 to rent 1,000 SF for $19,680 per year. The lease contains one five year renewal option. The Company maintains a 12,000 sq. ft. warehouse in Inwood, New York. The Company’s website is www.360worldsnacks.com.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Reports to Security Holders

In January, 2018, the Company (as Dense Forest Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934, is a reporting company pursuant such Act and files with the SEC quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001725911.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will not longer qualify as an emerging growth company after the earliest of

(I) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below. Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(I) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company (formerly Dense Forest Acquisition Corporation) was incorporated in the State of Delaware in December 2017. The purpose of the Company was to act as a vehicle to effect a business combination with a private company to facilitate the private company becoming a public report company. The Company originated as a blank check company and qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012.

In June, 2018, the Company effected a change in control by the resignation of its then officers and directors, the recontribution of 19,500,000 shares of the Company’s common stock of the then 20,000,000 shares outstanding and the election of new management. New management issued 12,500,000 shares of the Company’s common stock to Paul Adler. The Company filed Current Reports on Form 8-K to disclose the change of control and the change of name.

On November 26, 2018, GDHI, a private New York became a subsidiary of the Company through the exchange of 200 shares of the Company’s common stock for all the outstanding shares of GDHI.

Mr. Paul Adler, the President of the Company, entered into an agreement with Tiber Creek Corporation, of which the president and controlling stockholder was the former president of the Company prior to the change in control. Tiber Creek Corporation assists companies to become public reporting companies and for the preparation and filing of registration statements pursuant to the Securities Act of 1933, and the introduction to brokers and market makers.

Prior to the acquisition of GDHI as a subsidiary, the Company had no operations other than the administrative operations involved with the change in control.

The information discussed hereinbelow reflects the results of the Company’s subsidiary, GDHI, a successfully operating company in the snack and gourmet food production, marketing and distribution industry.

As of September 30, 2018 the Company did not have a bank account and had cash of $0, with all expenses that had been incurred through September 30, 2018 being paid by shareholders as capital contributions. The Company had sustained net loss of $1,402 and an accumulated deficit of $4,714 for the nine months ended and as of September 30, 2018, respectively. The Company had sustained a net loss of $458 for the three months ended September 30, 2018.

Revenues and Losses

As of December 31, 2017, GDHI had net income of $22,393 compared to the net loss as of December 31, 2016 of $3,534.

For the year 2017, GDHI had revenues of $1,298,372 with a net income of $22,393 compared to revenues for 2016 of $927,906 with a net loss of $(3,534). In 2017 the Company had a 24.02% gross margin and 21.19% for 2016.

Discussion of the Nine Months Ended September 30, 2018

During the nine months ended September 30, 2018, GDHI had revenues of $831,955 with a cost of sales of $512,615 Operating expenses for the nine months ended September 30, 2018 were $289,197.

Net profit rose for the nine months ended September 30, 2018 to $30,143 from $4,556 for the same period in 2017.

Total current liabilities for the nine months ended September 30, 2018 for GDHI were $297,972 including $120,888 accounts payable and accrued expenses and loans payable of $143,334. The current liabilities for the year ended December 31, 2017 were $357,182 including $236,596 accounts payable and accrued expenses and loans payable of $75,586.

GDHI incurred advertising and marketing expenses of $188 and $2,015 during the three months ended September 30, 2018 and 2017, respectively. The Company incurred advertising and marketing expenses of $2,329 and $2,015 during the nine months ended September 30, 2018 and 2017, respectively.

During the three and nine months ended September 30, 2018, the Company incurred consulting fees of $37,500 and $127,500, respectively, related to services provided to it by its shareholder. During the three and nine months ended September 30, 2017, the Company incurred consulting fees of $45,000 and $91,100, respectively, related to services provided to it by its shareholder

Liquidity and Capital Resources

GDHI has not incurred any significant debt during the development of its operations. At September 30, 2018, it had a current inventory of product with a value of approximately $254,054.

Equipment Financing

The Company has no existing equipment financing arrangements.

Alternative Financial Planning

The Company has no alternative financial plans at the moment.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

MANAGEMENT

The following tables set forth information regarding the Company’s board of directors and its executive officers.

Officers and Directors of Global Diversified Marketing Group, Inc. (the “Company”)

Name	Age	Position

Paul Adler	41	President, Secretary, CFO, Director

Paul Adler

President, Secretary, Chief Financial Officer and sole director of the Company.

Mr. Adler has a decade of experience in food manufacturing and marketing industries having served as a board member in two food manufacturing companies. He developed a strong desire to bring healthy beverages and snacks to the market which began after he saw there were no healthy alternatives. Mr. Adler spent the first decade of his career in the securities industry as a broker/dealer company branch manager where he supervised sixteen registered representative and was involved in all aspects of investment banking including public offerings and private placements. In 2008, Mr. Adler retired from the securities industry and established Beverage Brands, a company offering a line of healthy RTD teas and MATE fusion tea.

Beverage Brands’ product placement reached over 2500 supermarkets in the Northeast and South. In 2012, Mr. Adler established Fruttata Brand, a line of freeze dried healthy fruit snacks, under the corporate umbrella of Global Diversified Holdings, Inc., the subsidiary of the Company. Since 2012, Mr. Adler has worked with Global Diversified Holdings to continue its development as a manufacturer, marketer and supplier of unique products. Mr. Adler has extensive knowledge of day to day business operations ranging from Wall Street companies to running a private company and has been successful at establishing long-lasting business relationships throughout his career.

Directors

The Company is authorized to have at least one director but no more than five. Each of the Company’s directors serves for a term of one year or until a successor is elected and qualified.

Director Independence

The Board of Directors has determined that it does not have any independent directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

Committees of the Board

The Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does the Company have a written nominating, compensation or audit committee charter. The current Directors believe that it is not necessary to have such committees, at this time, because they can adequately perform the functions of such committees.

The Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Directors believes that, given the stage of the Company’s development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and does not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with the Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Officers and Directors of Global Diversified Holdings, Inc. (“GDHI”)

The Company’s operating subsidiary, GDHI, has a separate board of directors from the Company which consists of:

Name	Age	Position

Paul Adler	41	President, Secretary, CFO, Director

Risk Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Company’s Directors review the Company’s internal accounting controls, practices and policies.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics when either the number of directors or the number of employees increases.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the SEC and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than five percent (5%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on review of copies of the Section 16(a) reports filed for the fiscal years ended December 31, 2017, the Company believes that during the fiscal year ended December 31, 2017, such filings were made

ADVISORS

In addition to the management team, the Company has developed an advisory team that supports the Company and provides guidance and credibility and contacts as needed. The advisors include:

Michael Cascione. Michael Cascione, Sr. is the founder and president of Group C, whose various companies provide Pantry, Micro Markets, Coffee and Vending services. Mr. Cascione’s original startup, CC Vending (CCV), began in 1989 was with a single beverage machine. CCV has subsequently grown into one of the largest vending companies on the East Coast, servicing over 15,000 machines, while managing the operations of several other companies throughout four states. Mr. Cascione, credits his early embrace and investment in technology as one of the keys to his and the company’s success. CCV currently develops new technology for Micro-Markets and creates healthy products for the K-12 market, where it services the nation’s largest public school system, the New York City Department of Education. In addition, Group C’s Metropolitan Coffee House roasts and packages its own coffee for OCS accounts throughout the tri-state area.

Mr. Cascione continues to guide Group C’s expansion in both technology and geography; committing resources to research and development, as well as corporate acquisition. He is a lifelong advocate for innovation in the vending industry and continues to fulfill his goal of establishing its leading technology firm.

Anthony Cascione. Anthony Cascione is a lifetime member of the Vending industry and a partner in Group C. Having started as a Technician’s Assistant, Mr. Cascione worked his way up through the ranks of Route Driver and Manager, culminating in his current position as Director of Operations, where he oversees Micro Markets, Metropolitan Coffee House, and CC Vending divisions. As a specialist in operations and logistics, Mr. Cascione’s deployment of cloud-based management and telemetry systems have helped CCV become one of the East Coast’s largest independent operators, with over 15,000 machines in a four-state area. He has similarly expanded Group C’s Micro Market facilities, which now operate throughout the region. Of particular note, is the 10-year extension of the New York City Department of Education contract, which was credited to Mr. Cascione’s management of the account and his stewardship throughout the renewal process. At the present time, there are over 3,000 machines operating in 1,400 schools.

Mr. Cascione is committed to the continued growth of Group C and its various companies. His knowledge of the industry and passion for innovation, along with his leadership, has provided the structure and strategy to continue its expansion in both operations and geography. Anthony Cascione is the son of Michael Cascione.

Oleg Kaplun. In 2010, Mr. Kaplun started a food distribution company in New York to service specialty and ethnic markets. He has continued to grow his company by expanding the customer base and introducing products from all over the world. He has increased truck fleet by 6-fold and continues to seek new opportunities by branching out in other markets. Currently, the assortment of the products that his company offers is up to 2500 SKU’s. Before founding his distribution company, Mr. Kaplun ran a national distribution company in Israel and was instrumental in building a multinational distribution network.

James Donegan. Beginning his career with Proctor & Gamble and PepsiCo, Mr. Donegan has a 30 plus-year track record of accomplishment as a sales and marketing executive in the food industry. As Vice President of Sales and Marketing at the Denver based VICORP Restaurants, Mr. Donegan pioneered a new division, building a $20M business in four years. Mr. Donegan has served as Senior Vice President Sales and Marketing at Phoenix-based Café Valley Bakery, as National Sales Manager at Ragu Foods and New Jersey-based McCain Ellio’s Pizza Company. He also served as Vice President of Sales and Marketing for Cereform USA, a food ingredient company based in Denver.

EXECUTIVE COMPENSATION

Summary Compensation

To date, the Company has not paid compensation to any executive officer or director. The Company’s subsidiary, GDHI, paid its president and director, Paul Adler, an annual compensation of $180,000. The Company anticipates that it will continue paying such compensation to Mr. Adler with annual increases as approved by the Board.

The Company may choose to pay an additional salary or stock to its executive management in the future.

Anticipated Officer and Director Remuneration

The Company has not entered into any employment agreements with any of its officers. The Company anticipates that it will maintain the salary structure in place in GDHI, its subsidiary, with possible annual increases. In addition, the Company intends to pay annual salaries to other officers and intends to pay an annual stipend to its directors.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

Employment Agreements

The Company has not entered into any employment agreements with any officers or key personnel. The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation. As of the date of this prospectus, the Company has no employees.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

	Percent of
Name and Position	Shares Owned	Class (1)
Paul Adler
President, CFO, Director	12,500,200	93.4%

All Officers and directors as a Group (1 person)	12,500,200	93.4%

(1) Based on 13,370,200 shares outstanding at the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The officers and directors are subject to the restriction that all opportunities contemplated by the business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

The former officers and directors of the Company prior to the change in control, James Cassidy and James McKillop, each retain 250,000 shares of the common stock of the Company. As the organizers and developers of Dense Forest Acquisition Corporation, Messrs. Cassidy and McKillop were involved with the Company from inception in December 2017 to the change in control in June 2018. Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. Mr. Cassidy is also a partner in the law firm which acts as counsel to the Company and was also the president of Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), which provided advisory services.

DESCRIPTION OF SECURITIES

The following statements relating to the capital stock set forth certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits to this registration statement.

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 13,370,200 shares were outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which none are designated or outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits in public offerings made by the Company and are available for review on the SEC’s web site at www.sec.gov.

Common Stock

The Company is registering up to 2,500,000 shares of its common stock for sale to the public at a price of $2.00 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC QX or QB

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC QX or QB. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

The Company has not yet engaged a transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 13,370,200 shares of common stock outstanding of which 12,500,200 shares are beneficially owned by the Company’s sole officer and director. There will be 15,870,200 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

LEGAL MATTERS

Lee W. Cassidy, Esq., Lee Cassidy Law, Newport Beach, California,, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

Interest of Counsel

Cassidy & Associates, counsel for the Company, has given an opinion upon the validity of the securities being registered for sale herein. James Cassidy, a partner in the firm of Cassidy & Associates, is a shareholder of the Company and was the director and officer of the Company prior to its change of control.

EXPERTS

BF Borgers CPA PC, an independent registered public accounting firm, has audited the balance sheets of GDHI as of December 31, 2017 and 2016 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2017 and 2016.

The Company has included such financial statements in the prospectus on the report of BF Borgers CPA PC given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (I) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

GLOBAL DIVERSIFIED HOLDINGS, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

F-1

GLOBAL DIVERSIFIED HOLDINGS, INC.

SEPTEMBER 30, 2018

F-2

GLOBAL DIVERSIFIED HOLDINGS, INC.

BALANCE SHEETS (unaudited)

AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

	September 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$5,766	$0
Accounts receivable	15,645	18,108
Prepaid expenses and deposits	79,895	4,874
Inventory	254,054	361,028
Total Current Assets	355,360	384,010

Property and Equipment, net	2,640	3,057

Other Asset
Security deposit	1,600	1,600

TOTAL ASSETS	$359,600	$388,667

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$120,888	$236,596
Loans payable	143,334	75,586
Stock redemption payable – current portion	33,750	45,000
Total Current Liabilities	297,972	357,182

Long-term Debt
Stock redemption payable	0	0

TOTAL LIABILITIES	297,972	357,182

STOCKHOLDER’S EQUITY
Common stock, no par value, 200 shares authorized, 100 shares issued and outstanding	70,000	70,000
Treasury stock	(90,000)	(90,000)
Retained earnings	81,628	51,485

TOTAL STOCKHOLDER’S EQUITY	61,628	31,485

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$359,600	$388,667

See accompanying notes to financial statements.

F-3

GLOBAL DIVERSIFIED HOLDINGS, INC.

STATEMENTS OF OPERATIONS (unaudited)

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	Three months ended September 30, 2018	Three months ended September 30, 2017	Nine months ended September 30, 2018	Nine months ended September 30, 2017

SALES	$250,627	$363,421	$831,955	$938,566

COST OF SALES	163,573	255,325	512,615	745,371

GROSS PROFIT	87,054	108.096	319,340	193.195

OPERATING EXPENSE	106,523	86,764	289,197	188,639

NET INCOME (LOSS) BEFORE INCOME TAXES	(19,469)	21,332	30,143	4,556

PROVISION FOR INCOME TAXES	0	0	0	0

NET INCOME (LOSS)	$(19,469)	$21,332	$30,143	$4,556

NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$(194.69)	$213.32	$301.43	$45.56

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	100	100	100	100

See accompanying notes to financial statements.

F-4

GLOBAL DIVERSIFIED HOLDINGS, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT (unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

	Common Stock		Treasury	Retained
	Shares	Amount	Stock	Earnings	Total

Balance, January 1, 2018	100	$70,000	$(90,000)	$51,485	$31,485

Net income for the nine months ended September 30, 2018	-	-	-	30,143	30,143

Balance, September 30, 2018	100	$70,000	$(90,000)	$81,628	$61,628

See accompanying notes to financial statements.

F-5

GLOBAL DIVERSIFIED HOLDINGS, INC.

STATEMENTS OF CASH FLOWS (unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	Nine months ended September 30, 2018	Nine months ended September 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period	$30,143	$4,556
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	417	417
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	2,463	41,602
(Increase) decrease in prepaid expenses and deposits	(75,021)	598
(Increase) decrease in inventory	106,974	53,495
(Increase) in security deposit	0	0
Increase (decrease) in accounts payable and accrued expenses	(115,708)	(58,182)
Net Cash Provided by (Used in) Operating Activities	(50,732)	42,486

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in loans payable	67,748	2,228
Net Cash Provided by Financing Activities	67,748	2,228

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	0	0
Payments to redeem common stock	(11,250)	(33,750)
Net Cash Used in Investing Activities	(11,250)	(33,750)

NET INCREASE (DECREASE) IN CASH	5,766	10,964
Cash, beginning of period	0	26,934
Cash, end of period	$5,766	$37,898

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$19,046	$1,187
Federal income taxes paid	$0	$0

See accompanying notes to financial statements.

F-6

GLOBAL DIVERSIFIED HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Global Diversified Holdings, Inc. (the “Company”) was incorporated in the State of New York on October 30, 2003. The Company imports and sells snack food products.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 year end.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable from customers, accounts payable, and loans payable. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At September 30, 2018, the Company had $5,766 of cash.

Accounts Receivable

Accounts receivable are generated from sales of snack food products to retail outlets throughout the United States. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current credit worthiness, as determined by review of their current credit information. The Company continuously monitors credit limits for its customers and maintains a provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. An allowance for doubtful; accounts is provided against accounts receivable for amounts management believes may be uncollectible. The Company historically has not had issues collecting on its accounts receivable from its customers. The Company factors certain of its receivables to improve its cash flow.

Bad debt expense for the three and nine months ended September 30, 2018 and 2017 was $0; the allowance for doubtful accounts at September 30, 2018 was $0.

Inventory

Inventory consists of snack food products and packaging supplies, and are stated at the lower of cost or market.

Basic Income (Loss) Per Share

Basic income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

F-7

GLOBAL DIVERSIFIED HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Beginning January 1, 2018, the Company implemented ASC 606, Revenue from Contracts with Customers. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its useful life are charged to expense as incurred.

Advertising and Marketing Costs

The Company’s policy regarding advertising and marketing is to record the expense when incurred. The Company incurred advertising and marketing expenses of $188 and $2,015 during the three months ended September 30, 2018 and 2017, respectively. The Company incurred advertising and marketing expenses of $2,329 and $2,015 during the nine months ended September 30, 2018 and 2017, respectively.

Stock-Based Compensation

As of September 30, 2018, the Company has not issued any share-based payments to its employees. Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

F-8

GLOBAL DIVERSIFIED HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Instead of paying federal corporate income taxes, the stockholder(s) of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income. Therefore, the Company has made no provision for income taxes.

The Company’s income tax returns are open for examination for up to the past three years under the statute of limitations. There are no tax returns currently under examination.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – STOCK REDEMPTION PAYABLE

On September 7, 2016, the Company entered into a Stock Redemption and Purchase Agreement with a 50% shareholder to purchase back his 100 common shares. The shares had been purchased for $70,000 and the Company agreed to buy them back for $90,000. Payments required under the Agreement are $3,750 per month starting on January 2, 2017. At September 30, 2018, the Company owed $33,750. See Note 3.

NOTE 3 – CAPITAL STOCK

The Company has 200 shares of no par value common stock authorized. At inception, the Company issued 100 shares of common stock to its founder for cash proceeds of $0. In 2012, the Company issued 100 shares of common stock in exchange for $70,000; these shares were then later redeemed by the Company in exchange for $90,000. See Note 2.

The Company has 100 shares of common stock issued and outstanding as of September 30, 2018.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the three and nine months ended September 30, 2018, the Company incurred consulting fees of $37,500 and $127,500, respectively, related to services provided to it by its shareholder. During the three and nine months ended September 30, 2017, the Company incurred consulting fees of $45,000 and $91,100, respectively, related to services provided to it by its shareholder

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company entered into a 60 month lease agreement on October 1, 2016 to rent office space. The lease requires monthly payments of $1,600 for the first 24 months and after that increases by 3% each year, and contains one five year renewal option. Rental expenses under this lease for the three and nine months ended September 30, 2018 was $4,800 and $14,400, respectively. Rental expenses under this lease for the three and nine months ended September 30, 2017 was $4,800 and $14,400, respectively. The lease also required an advance payment of $1,600 for the last month of rent as well as a $1,600 security deposit.

F-9

GLOBAL DIVERSIFIED HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

NOTE 5 – COMMITMENTS AND CONTINGENCIES (continued)

Future minimum lease payments due under this operating lease, including renewal periods, are as follows:

Year ended December 31, 2018	$19,344
Year ended December 31, 2019	19,924
Year ended December 31, 2020	20,522
Thereafter	124,490
Total minimum lease payments	$184,280

The Company also pays rental charges for warehouse and storage space under a three year lease agreement dated May 18, 2017, with payments due calculated at $1,400 per container.

NOTE 6 – LOANS PAYABLE

The Company had various loans outstanding at September 30, 2018 and December 31, 2017 – all were short-term in nature, with varying rates of interest and fees, and no set minimum monthly payments, as follows:

	September 30, 2018	December 31, 2017
Business Backer Credit Line	$0	$7,362
Deposits owed to GDM	80,250	0
Credit Line - BlueVine	55,007	60,147
Credit Line - Fundbox	8,077	8,077
Total loans payable`	$143,334	$75,586

NOTE 7 – CONCENTRATIONS

The Company does a significant amount of its total business with 4 customers, as follows for 2018 (percentage of total sales of $831,955):

Customer A - 31%

Customer B – 27%

Customer C – 21%

Customer D – 20%

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2018 to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-10

GLOBAL DIVERSIFIED HOLDINGS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2017

F-1

GLOBAL DIVERSIFIED HOLDINGS, INC.

DECEMBER 31, 2017

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Global Diversified Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Global Diversified Holdings, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since 2018.

Lakewood, CO

November 29, 2018

F-3

GLOBAL DIVERSIFIED HOLDINGS, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$0	$26,934
Accounts receivable	18,108	48,021
Prepaid expenses	4,874	4,904
Inventory	361,028	236,498
Total Current Assets	384,010	316,357

Property and Equipment, net	3,057	3,613

Other Asset
Security deposit	1,600	1,600

TOTAL ASSETS	$388,667	$321,570

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities
Accounts payable	$236,596	$158,282
Loans payable	75,586	64,196
Stock redemption payable – current portion	45,000	45,000
Total Current Liabilities	357,182	267,478

Long-term Debt
Stock redemption payable	0	45,000

TOTAL LIABILITIES	357,182	312,478

STOCKHOLDER’S EQUITY
Common stock, no par value, 200 shares authorized, 100 shares issued and outstanding	70,000	70,000
Treasury stock	(90,000)	(90,000)
Retained earnings	51,485	29,092

TOTAL STOCKHOLDER’S EQUITY	31,485	9,092

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$388,667	$321,570

See accompanying notes to financial statements.

F-4

GLOBAL DIVERSIFIED HOLDINGS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Year ended December 31, 2017	Year ended December 31, 2016

SALES	$1,298,372	$927,906

COST OF SALES	986,428	731,205

GROSS PROFIT	311,944	196.701

OPERATING EXPENSE	289,551	200,235

NET INCOME (LOSS) BEFORE INCOME TAXES	22,393	(3,534)

PROVISION FOR INCOME TAXES	0	0

NET INCOME (LOSS)	$22,393	$(3,534)

NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$223.93	$(21.04)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	100	168

See accompanying notes to financial statements.

F-5

GLOBAL DIVERSIFIED HOLDINGS, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Common Stock		Treasury	Retained
	Shares	Amount	Stock	Earnings	Total

Balance, January 1, 2016	200	$70,000	$0	$32,626	$102,626

Redemption of common shares	(100)	-	(90,000)	-	(90,000)

Net loss for the year ended December 31, 2016	-	-	-	(3,534)	(3,534)

Balance, December 31, 2016	100	70,000	(90,000)	29,092	9,092

Net income for the year ended December 31, 2017	-	-	-	22,393	22,393

Balance, December 31, 2017	100	$70,000	$(90,000)	$51,485	$31,485

See accompanying notes to financial statements.

F-6

GLOBAL DIVERSIFIED HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Year ended December 31, 2017	Year ended December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	$22,393	$(3,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	556	278
144nges in assets and liabilities:
(Increase) decrease in accounts receivable	29,913	(24,670)
(Increase) decrease in prepaid expenses	30	(4,904)
(Increase) in inventory	(124,530)	(142,398)
(Increase) in security deposit	0	(1,600)
Increase in accounts payable	78,314	143,459
Net Cash Used in Operating Activities	6,676	(33,369)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in loans payable	11,390	44,281
Net Cash Provided by Financing Activities	11,390	44,281

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	0	(3,891)
Payments to redeem common stock	(45,000)	0
Net Cash Used by Investing Activities	(45,000)	(3,891)

NET INCREASE (DECREASE) IN CASH	(26,934)	7,021
Cash, beginning of period	26,934	19,913
Cash, end of period	$0	$26,934

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$20,237	$4,620
Federal income taxes paid	$0	$0

See accompanying notes to financial statements.

F-7

GLOBAL DIVERSIFIED HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Global Diversified Holdings, Inc. (the “Company”) was incorporated in the State of New York on October 30, 2003. The Company imports and sells snack food products.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 year end.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable from customers, accounts payable, and loans payable. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At December 31, 2017 and 2016, the Company had $-0- and $26,934 of cash.

Accounts Receivable

Accounts receivable are generated from sales of snack food products to retail outlets throughout the United States. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current credit worthiness, as determined by review of their current credit information. The Company continuously monitors credit limits for its customers and maintains a provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. An allowance for doubtful; accounts is provided against accounts receivable for amounts management believes may be uncollectible. The Company historically has not had issues collecting on its accounts receivable from its customers. The Company factors certain of its receivables to improve its cash flow.

Bad debt expense for the years ended December 31, 2017 and 2016 was $0; the allowance for doubtful accounts at December 31, 2017 and 2016 was $0.

Inventory

Inventory consists of snack food products and packaging supplies, and are stated at the lower of cost or market.

Revenue Recognition

The Company recognizes revenue when products have been sent to its customers and collection is reasonably assured.

F-8

GLOBAL DIVERSIFIED HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its useful life are charged to expense as incurred.

Revenue Recognition

The Company recognizes revenue when products have been sent to its customers and collection is reasonably assured.

Advertising and Marketing Costs

The Company’s policy regarding advertising and marketing is to record the expense when incurred. The Company incurred advertising and marketing expenses of $2,015 and $5,038 during the years ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation

As of December 31, 2017, the Company has not issued any share-based payments to its employees. Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Instead of paying federal corporate income taxes, the stockholder(s) of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income. Therefore, the Company has made no provision for income taxes.

The Company’s income tax returns are open for examination for up to the past three years under the statute of limitations. There are no tax returns currently under examination.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Basic Income (Loss) Per Share

Basic income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

F-9

GLOBAL DIVERSIFIED HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – STOCK REDEMPTION PAYABLE

On September 7, 2016, the Company entered into a Stock Redemption and Purchase Agreement with a 50% shareholder to purchase back his 100 common shares. The shares had been purchased for $70,000 and the Company agreed to buy them back for $90,000. Payments required under the Agreement are $3,750 per month starting on January 2, 2017. At December 31, 2017 and 2016, the Company owed $45,000 and $90,000, respectively. See Note 3.

NOTE 3 – CAPITAL STOCK

The Company has 200 shares of no par value common stock authorized. At inception, the Company issued 100 shares of common stock to its founder for cash proceeds of $0. In 2012, the Company issued 100 shares of common stock in exchange for $70,000; these shares were then later redeemed by the Company in exchange for $90,000. See Note 2.

The Company has 100 shares of common stock issued and outstanding as of December 31, 2017 and 2016.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2017 and 2016, the Company incurred consulting fees of $127,500 and $104,071, respectively, related to services provided to it by its shareholder.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company entered into a 60 month lease agreement on October 1, 2016 to rent office space. The lease requires monthly payments of $1,600 for the first 24 months and after that increases by 3% each year, and contains one five year renewal option. Rental expenses under this lease for the years ended December 31, 2017 and 2016 was $17,600 and $4,800, respectively. The lease also required an advance payment of $1,600 for the last month of rent as well as a $1,600 security deposit. Future minimum lease payments due under this operating lease, including renewal periods, are as follows:

Year ended December 31, 2018	$19,344
Year ended December 31, 2019	19,924
Year ended December 31, 2020	20,522
Thereafter	124,490
Total minimum lease payments	$184,280

The Company also pays rental charges for warehouse and storage space under a three year lease agreement dated May 18, 2017, with payments due calculated at $1,400 per container.

F-10

GLOBAL DIVERSIFIED HOLDINGS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 6 – LOANS PAYABLE

The Company had various loans outstanding at December 31, 2017 and 2016 – all were short-term in nature, with varying rates of interest and fees, and no set minimum monthly payments, as follows:

	2017	2016
Business Backer Credit Line	$7,362	$54,162
Credit Line - BlueVine	60,147	10,034
Credit Line - Fundbox	8,077	0
Total loans payable`	$75,586	$64,196

NOTE 7 – CONCENTRATIONS

The Company does a significant amount of its total business with 4 customers, as follows for 2017 (percentage of total sales of $1,298,372):

Customer A - 31%

Customer B – 26%

Customer C – 19%

Customer D – 19%

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2017 to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-11

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

SEPTEMBER 30, 2018

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS

Current Assets
Cash and equivalents	$-0-	$-0-

TOTAL ASSETS	$-0-	$-0-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities
Current Liabilities
Accrued liabilities	$-0-	$1,000

Total liabilities	-0-	1,000

Stockholders’ Deficit
Common Stock, $.0001 par value, 100,000,000 shares authorized, 13,000,000 and 20,000,000 shares issued and outstanding	1,300	2,000
Preferred Stock, $.0001 par value, 20,000,000 shares authorized, -0- shares issued and outstanding	-0-	-0-
Additional paid-in capital	4,664	312
Subscription receivable	(1,250)	-0-
Accumulated deficit	(4,714)	(3,312)
Total stockholders’ deficit	-0-	(1,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-0-	$-0-

See accompanying notes to financial statements.

F-2

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

STATEMENTS OF OPERATIONS (unaudited)

Three months and nine months ended September 30, 2018

	Three Months	Nine Months
	Ended	Ended
	September 30, 2018	September 30, 2018
Revenues	$-0-	$-0-

Operating expenses	458	1,402

Net Loss	$(458)	$(1,402)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	13,000,000	17,215,328

See accompanying notes to financial statements.

F-3

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

STATEMENT OF CASH FLOWS (unaudited)

Nine months ended September 30, 2018

Nine Months
Ended
September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,402)
Change in non-cash working capital items
Decrease in accrued liability	(1,000)
CASH FLOWS USED BY OPERATING ACTIVITIES	(2,402)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock subscription receivable	(1,250)
Contributed capital	3,652
CASH FLOWS FROM FINANCING ACTIVITIES	2,402

NET INCREASE IN CASH	-0-

Cash, beginning of period	-0-
Cash, end of period	$-0-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-
Income taxes paid	$-0-

SUPPLEMENTAL DISCLOSURES FOR NON-CASH INVESTING AND FINANCING ACTIVITIES
Redemption of common shares in connection with change of control	$1,950

See accompanying notes to financial statements.

F-4

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2018

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Global Diversified Marketing Group Inc. (formerly Dense Forest Acquisition Corporation) (the “Company”) was incorporated on December 1, 2017 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to shareholders and effecting a change in control. The Company anticipates that it will effect a business combination with an operating private company in order to develop its business plan.

Any combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

As part of a subsequent change in control, the Company filed a Form 8-K announcing the change in its name to Global Diversified Marketing Group Inc. On June 13, 2018 the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company’s president, secretary and director and James McKillop resigned as the Company’s vice president and director.

Paul Adler was then named sole officer and director of the Company.

On June 14, 2018, the Company issued 12,500,000 shares of its common stock at par as a result of the change in control to Paul Adler.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited condensed financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying unaudited condensed financial statements.

Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) were omitted pursuant to such rules and regulations. The results for the nine months ended September 30, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018.

F-5

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2018

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of September 30, 2018 and December 31, 2017, respectively.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of September 30, 2018 and December 31, 2017, respectively.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2018 and December 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2018 and December 31, 2017, there are no outstanding dilutive securities.

F-6

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2018

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the unaudited condensed financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the unaudited condensed financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its condensed financial statements.

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, the ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its condensed financial statements and related disclosures.

F-7

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2018

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. Management believes that this ASU will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. Management believes that the impact of this ASU to the Company’s condensed financial statements would be insignificant.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $1,402 for the nine months ended September 30, 2018. The Company had a working capital deficit of $0 and an accumulated deficit of $4,714 as of September 30, 2018 and a working capital deficit of $1,000 and an accumulated deficit of $3,312 as of December 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The unaudited condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

F-8

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2018

NOTE 2 - GOING CONCERN (continued)

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - ACCRUED LIABILITIES

As of September, 2018 and December 31, 2017, the Company had accrued professional fees of $-0- and $1,000, respectively.

NOTE 4 - STOCKHOLDERS’ DEFICIT

On December 1, 2017, the Company issued 20,000,000 founders common stock to two directors and officers for legal services provided to the Company. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 30, 2018, 13,000,000 shares of common stock and no preferred stock were issued and outstanding.

On June 13, 2018 the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company’s president, secretary and director and James McKillop resigned as the Company’s vice president and director.

Paul Adler was then named sole officer and director of the Company.

On June 14, 2018, the Company issued 12,500,000 shares of its common stock at par as a result of the change in control to Paul Adler.

NOTE 5 - SUBSEQUENT EVENT

Management has evaluated subsequent events through November 12, 2018, the date which the financial statements were available to be issued. Except for the events disclosed above, all subsequent events requiring recognition have been incorporated into these financial statements in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-9

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee		$616
Federal Taxes		$0
State Taxes and Fees		$0
Transfer Agent Fees		$0
Accounting fees and expenses	$	XXXXX
Legal fees and expense		$0
Blue Sky fees and expenses		$0
Miscellaneous		$0
Total		$

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (I) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

Since inception, the Company has issued the following shares of common stock:

Shares on formation in December 2017 pro rata (10,000,000 each) to James Cassidy and James McKillop, at a purchase price equal to $0.0001 per share, of which all but 500,000 shares were redeemed pre rata via contribution and cancelled.

In June, 2018, the Company issued 12,500,000 shares of its common stock, at a purchase price equal to $0.0001 per share as part of the change in control.

In November, 2018, pursuant to the Acquisition of its now wholly owned subsidiary, the Company issued 200 shares of its common stock, valued at $0.0001 per share, in exchange for all the outstanding shares of Global Diversified Holdings, Inc.

From June, 2018 through November 2018, the Company sold 370,000 shares of common stock for an aggregate of $78,030 to 17 shareholders in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D as promulgated thereunder.

EXHIBITS

Item 16. Exhibits and Financial Statement Schedules.

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (filed as exhibit to the Form 10-12G filed 1-19-2018)
3.2	By-laws (filed as exhibit to the Form 10-12G filed 1-19-2018)
3.3	Sample stock certificate (filed as exhibit to the Form 10-12G filed 1-19-2018)
5.0*	Opinion of Counsel on legality of securities being registered
23.1**	Consent of Independent PCAOB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)
99.1	Pro Forma financial statements (filed as exhibit to the Form 8-K filed 12-3-2018)

*To be filed

** Filed herewith

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

I Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Marina Del Rey, California on December 7, 2018.

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

/s/ Paul Adler
Paul Adler
President

/s/ Paul Adler
Paul Adler
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Paul Adler	Director	December 7, 2018
Paul Adler